Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Darryl Cater, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	cater@inlandgroup.com

INLAND REAL ESTATE CORPORATION EXPANDS

 JOINT VENTURE WITH NYSTRS INTO TEXAS

OAK BROOK, Ill. (May 16, 2006) – Inland Real Estate Corporation (NYSE: IRC)  and their joint venture partner, the New York State Teachers’ Retirement System (NYSTRS) advised by Morgan Stanley Real Estate Advisor, Inc., today announced the formation of IN Retail Fund Texas, L.L.C. effective May 11, 2006.  This agreement was entered into for the purpose of acquiring retail properties at locations in or around Dallas, Austin, San Antonio, Houston and El Paso, Texas.  Subject to the terms of the Agreement, NYSTRS will contribute up to $80 million and IRC will contribute up to $20 million, for an aggregate cash capital commitment by the parties of $100 million.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Paying Agent:  Registrar and Transfer Company, (800) 368-5948